Exhibit A

JOINT FILING AGREEMENT

Each person executing this joint filing agreement (this “Agreement”) agrees as follows:

1. The statement on Schedule 13D, and any amendments thereto, to which this Agreement is annexed as Exhibit A is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

2. Each person executing this Agreement is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but no person executing this Agreement is responsible for the completeness or accuracy of the information concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

3. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 5, 2012

Glory Investments A Limited

By:	/s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title: Director

Glory Investments B Limited

By:	/s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title: Director

Glory Investments IV Limited

By:	/s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title: Director

Glory Investments IV-B Limited

By:	/s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title: Director

RGIP, LLC

By:	/s/ Ann L. Milner
Name: Ann L. Milner
Title: Managing Member

Government of Singapore Investment Corporation Pte. Ltd.

By:	/s/ Lim Eng Kok
Name: Lim Eng Kok
Title: Senior Vice President

By:	/s/ Celine Loh
Name: Celine Loh
Title: Senior Vice President

GIC Special Investments Pte. Ltd.

By:	/s/ Tay Lim Hock
Name: Tay Lim Hock
Title: President

Twickenham Investment Private Limited

By:	/s/ Kunnasagaran Chinniah
Name: Kunnasagaran Chinniah
Title: Director

Glory Investments TA IV Limited

By:	/s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title: Director